UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2013
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Alpha and Omega Semiconductor Limited
(Exact name of registrant as specified in its charter)
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Bermuda	001-34717	77-0553536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House
2 Church Street
Hamilton HM 11
Bermuda
(Address of principal registered offices, including zip code)

(408) 830-9742
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangement for Certain Officers.

On February 12, 2013, the Compensation Committee of the Board of Directors (the “Board”) of Alpha and Omega Semiconductor Limited (the “Company”) approved an amendment to the Company's incentive bonus plan for the fiscal year period from July 1, 2012 to June 30, 2013 (the “Incentive Plan”). The amendment makes the following two changes to the Incentive Plan: (i) the corporate performance goals for fiscal year 2013 relating to operating income were revised to be based on Non-GAAP operating income instead of GAAP operating income; and (ii) the minimum percentage of target performance goals that must be achieved for bonus payout was revised to 80% from 90%. The description above is qualified in its entirety by a summary of the amended Incentive Plan which the Company expects to file as an exhibit to its next periodic filing under the Securities Exchange Act, as amended.
In addition, on February 14, 2013, the independent directors of the Board, based upon the recommendation of the Compensation Committee, approved discretionary cash bonus payments to the Company's executive officers (except for the Chief Executive Officer) and certain key employees based on its assessment of each such individual's performance and the Company's financial results for the period from July 1, 2012 to December 31, 2012. The cash bonuses will be paid in a lump sum on the Company's next regular payroll date.
The cash bonus for each executive officer is set forth below:

Name	Title	Amount
Mary L. Dotz	Chief Financial Officer and Corporate Secretary	$23,333
Yueh-Se Ho	Chief Operating Officer	$22,317
Hamza Yilmaz	Chief Technology Officer	$22,317
Tony Grizelj	Vice President Worldwide Sales	$12,479
Yifan Liang	Chief Accounting Officer and Assistant Corporate Secretary	$11,885

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2013	Alpha and Omega Semiconductor Limited
	By:	/s/ Mary L. Dotz
	Name:	Mary L. Dotz
	Title:	Chief Financial Officer